As filed with the Securities and Exchange Commission on September 25, 2015

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

Hancock Fabrics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	64-0740905
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, MS 38824
(Address, Including Zip Code, of Principal Executive Offices)

___________________

Hancock Fabrics, Inc. 2001 Stock Incentive Plan

(Full Title of the Plan)

___________________

Steven R. Morgan
President and Chief Executive Officer
Hancock Fabrics, Inc.

One Fashion Way

Baldwyn, MS 38824

(662) 365-6000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

C. Brophy Christensen, Esq.
Eric Sibbitt, Esq.
O’Melveny & Myers LLP
2 Embarcadero Center, 28th Floor
San Francisco, CA, 94111
(415) 984-8700

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share, issuable pursuant to awards granted under the Hancock Fabrics, Inc. 2001 Stock Incentive Plan	2,500,000(1)(2) shares	$0.35(3)	$875,000(3)	$102(3)

(1)

This Registration Statement covers, in addition to the number of shares of Hancock Fabrics, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Hancock Fabrics, Inc. 2001 Stock Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Each share of Common Stock is accompanied by a common stock purchase right pursuant to the Amended and Restated Rights Agreement, as amended through March 20, 2006 and as subsequently amended by Amendment No. 2 to the Amended and Restated Rights Agreement, dated March 20, 2006, and by the Amendment to the Amended and Restated Rights Agreement, dated as of November 13, 2009, between the Company and Continental Stock Transfer & Trust Co., as Rights Agent.

(3)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 23, 2015, as quoted on the OTC Markets.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

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PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on May 18, 2015 (Commission File No. 333-204281);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2015, filed with the Commission on May 1, 2015 (Commission File No. 001-09482);

(c)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended May 2, 2015 and August 1, 2015, filed with the Commission on June 16, 2015 and September 4, 2015, respectively (Commission File No. 001-09482);

(d)

The Company’s Current Reports on Form 8-K, filed with the Commission on August 28, 2015 (with respect to Item 5.02 only), July 22, 2015, June 10, 2015 and April 28, 2015 (Commission File No. 001-09482);

(e)

The description of the Company’s Common Stock contained in its Registration Statement on Form S-3 (Commission File No. 333-185870) initially filed with the Commission on January 3, 2013, as amended, and any other amendment or report filed for the purpose of updating such description; and

(f)

The description of the Company’s common stock purchase rights contained in its Registration Statement on Form S-3 (Commission File No. 333-185870) initially filed with the Commission on January 3, 2013, as amended, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baldwyn, State of Mississippi, on September 25, 2015.

HANCOCK FABRICS, INC.

By:	/s/ Steven R. Morgan
Steven R. Morgan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven R. Morgan and O. Pierce Crockett, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven R. Morgan	President, Chief Executive Officer and Director	September 25, 2015
Steven R. Morgan	(Principal Executive Officer)

/s/ O. Pierce Crockett	Divisional Vice President and Interim Chief Financial Officer	September 25, 2015
O. Pierce Crockett	(Principal Financial and Accounting Officer)

/s/ Steven D. Scheiwe	Director	September 25, 2015
Steven D. Scheiwe

Signature	Title	Date

/s/ Sam P. Cortez	Director	September 25, 2015
Sam P. Cortez

/s/ Neil S. Subin	Director	September 25, 2015
Neil S. Subin

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.

Hancock Fabrics, Inc. 2001 Stock Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on September 4, 2015 (Commission File No. 001-09482) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Burr Pilger Mayer, Inc. (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).